Exhibit 16

John Hancock Investment Trust

POWER OF ATTORNEY

I do hereby constitute and appoint Kinga Kapuscinski, Nicholas J. Kolokithas, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg, Thomas Dee, Harsha Pulluru, Khimmara Greer, Sarah M. Coutu, and Mara C.S. Moldwin, or any one of them, my true and lawful attorneys to execute a registration statement, and any amendments thereto, to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Investment Trust (the “Trust”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s registration statement on Form N-14 relating to the fund combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Fund Combination

John Hancock ESG Large Cap Core Fund, a series of John Hancock Investment Trust, into

John Hancock Fundamental Large Cap Core Fund, a series of John Hancock Investment Trust

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

A-1

Exhibit 16

IN WITNESS WHEREOF, I have hereunder set my hand on this instrument as of the 26th day of June, 2025.

Name	Signature	Title

Andrew G. Arnott	/s/ Andrew G. Arnott	Trustee

William K. Bacic	/s/ William K. Bacic	Trustee

James R. Boyle	/s/ James R. Boyle	Trustee

William H. Cunningham	/s/ William H. Cunningham	Trustee

Noni L. Ellison	/s/ Noni L. Ellison	Trustee

Grace K. Fey	/s/ Grace K. Fey	Trustee

Dean C. Garfield	/s/ Dean C. Garfield	Trustee

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee

Frances G. Rathke	/s/ Frances G. Rathke	Trustee

Thomas R. Wright	/s/ Thomas R. Wright	Trustee

IN WITNESS WHEREOF, I have hereunder set my hand on this instrument as of the 13th day of August, 2025.

Name	Signature	Title

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee

A-2